Exhibit 10.4

ADDENDUM TO AMENDED AND RESTATED PURCHASE AGREEMENT
DATED AS OF AUGUST 7, 2007 (THE “PURCHASE AGREEMENT”) BY AND AMONG SPIRALFROG, INC. (F/K/A/ MOHEN, INC.), A DELAWARE CORPORATION (“SPIRAL”) AND THE INVESTORS LISTED ON THE SCHEDULE OF BUYERS ATTACHED HERETO (INDIVIDUALLY A “BUYER” AND COLLECTIVELY THE “BUYERS”)

This Addendum is made and entered into as of the 11th day of December, 2007.  Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.  WHEREAS Clause C of the Purchase Agreement is amended to read as follows:

C.           The Company desires to sell Notes up to a maximum aggregate principal amount of $13,000,000, and to issue up to 7,090,910 Warrants in connection therewith, and the Buyers desire to amend and restate the Prior Purchase Agreement to allow for the sale of such additional Notes and issuance of Warrants.

2.  WHEREAS Clause F of the Purchase Agreement is amended to read as follows:

F.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement that aggregate principal amount of the Notes, in substantially the form attached hereto as Exhibit A (the "Notes"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $13,000,000) (as exchangeable into Common Stock pursuant to the terms of the Notes, collectively, the “Exchange Shares”) and such number of warrants (“Warrants”) to purchase Common Stock (the “Warrant Shares”), in substantially the form of Exhibit G, set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers attached hereto.

3.  WHEREAS Clause G to the Purchase Agreement is amended to read as follows:

G.           Contemporaneously with the execution and delivery of this Agreement, the Buyers that purchased the first $11,000,000 of Notes and 6,000,000 Warrants are executing and delivering a Registration Rights Termination Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Termination Agreement”) pursuant to which the Company has granted certain demand and piggyback registration rights with respect to the Exchange Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.  The Buyers that purchased the Exchange Shares and Warrant Shares underlying the last $2,000,000 of Notes and 1,090,910 of Warrants sold shall receive demand and piggyback registration rights identical to those provided to the other Buyers.

4.  Section 1(d) of the Purchase Agreement is amended to read as follows:

(d)           Subsequent Closing.  Subject to the terms and conditions of this Agreement, after the Closing and at any time on or prior to one hundred fifty (150) days following the Closing, at a subsequent closing (a “Subsequent Closing”), the Company may issue and sell to one or more individuals and entities approved by the Company’s Board of Directors (each an “Additional Buyer” and collectively, the “Additional Buyers”) an aggregate principal amount of Notes and Warrants up to an aggregate of $13,000,000, including all previously issued Notes and Warrants, at the Purchase Price.  At a Subsequent Closing the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the date of the Subsequent Closing (subject to any updates to the Disclosure Schedules as may be made by the Company), and the representations and warranties of the Additional Buyers shall speak as of the date of the respective Subsequent Closing.  At a Subsequent Closing, (i) each Additional Buyer and the Company shall execute a counterpart signature page hereto and to the relevant Transaction Documents, (ii) the Company shall cause the Schedule of Buyers hereto to be updated to reflect the purchases made by the Additional Buyers, (iii) each Additional Buyer shall become a “Buyer” hereunder and the Notes purchased by such Additional Buyer shall be deemed “Notes”, for purposes of this Agreement and the other Transaction Documents, and (iv) subject to the terms and conditions hereof, the Company will deliver to each of the Additional Buyers purchasing Notes and Warrants at a Subsequent Closing the applicable Notes and Warrants registered in the name of such Additional Buyer, against payment to the Company of the Purchase Price therefor in cash by wire transfer, check or other method acceptable to the Company

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:
SPIRALFROG, INC.

By:	/s/ Orville Hagler
Name: Orville Hagler
Title;Secretary

BUYERS:

AGAPE WORLD, INC.

/s/Scott A. Stagg
Scott A. Stagg	By:
Name:
Title:
/s/ Amir Khan
Amir Khan

Mark P. Stagg
/s/ Mark Focht
Mark Focht

Michael Miller
/s/ Robert A. Noble
Robert A. Noble

Derek A. Jerina

Paul Schulman

Robert DiForio
ANTAEUS CAPITAL, INC.

By:	Kevin A. Stagg
Name:
Title:

Thomas E. Stagg

Lionel Amron
DISTRESSED HIGH YIELD TRADING OPPORTUNITIES FUND, LTD.

GOLDEN DEN CORP.
By: Scott A. Stagg
Name: Scott A. Stagg
By:	Title: Trading Advisor
Name:
Title:
SV SPECIAL SITUATIONS MASTER FUND LTD.

By: Scott A. Stagg
Name: Scott A. Stagg
Title: Director

Ahmed Shaaban